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                                                                   EXHIBIT 11.01




                            LXR BIOTECHNOLOGY INC.

                      COMPUTATION OF NET LOSS PER SHARE


                                 Year Ended          Year Ended           Year Ended
                              December 31, 1996   December 31, 1995   December 31, 1994
                              -----------------   -----------------   -----------------
Net loss....................... $(7,622,999)       $  (6,315,947)      $  (5,913,541)
                                ===========         =============       =============

Weighted average number of shares outstanding:

  Common stock.................  15,762,729            7,513,541           6,267,407

  Common stock
    subscribed................       52,766                   --                  --
                                -----------        -------------       -------------
                                 15,815,495            7,513,541           6,267,407
                                ===========        =============       =============

Net loss per share.........     $      (.48)       $        (.84)      $        (.94)
                                ===========        =============       =============